INVESTOR PRESENTATION
SEPTEMBER 2019



Currents on the Charles | Boston, MA – Acquired 2Q19



One William | Englewood, NJ – Acquired 3Q19



1301 Thomas Circle | Washington, D.C. – Acquire 3Q19

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate properties in a variety of U.S. markets.

- S&P 500 Company
- ~$19.9 Billion Enterprise Value
- 2019 Annualized Dividend of $1.37; ~2.9% yield as of August 28, 2019.

Chief Financial Officer:
Joe Fisher | 720-283-6139

Investor Relations:
Chris Van Ens| 720-348-7762

TABLE OF CONTENTS



Lodge at Ames Pond | Boston, MA – MetLife Transaction



Strata | San Diego, CA – MetLife Transaction

UDR AT A GLANCE

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Our primary goals are to consistently generate **above-peer average total shareholder return ("TSR")** while **considering our stakeholders and the environments we operate in.**

UDR AT A GLANCE(1)

Established: 1972	S&P 500 Company	Investment Grade Rated	Size: Top-25 REIT	Ent. Value(2): $19.9B
Markets: 20	Homes: 50,829	Avg. SS Rent: $2,183	A/B Mix: ~55/45%	Urban/Suburb. Mix: ~45/55%

Dev. Pipeline(2): <1% of EV, 26% funded	187 Consecutive Qtrs Paying a Dividend	Dividend Yield(2): 2.9%
3-Yr. Avg. Ann. TSR(2): 14%	5-Yr. Avg. Ann. TSR(2): 14%	10-Yr. Avg. Ann. TSR(2): 18%

UDR'S MARKET COMPOSITION(1)



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Los Angeles
Orange County
Other S. CA – Inland Empire / San Diego
West Coast:
% of Total NOI: 44%
Denver
Dallas
Austin
Southwest:
% of Total NOI: 6%
Development(2): $32M
Nashville
Orlando
Tampa
Other FL – West Palm Beach
Southeast:
% of Total NOI: 11%
Metro Washington, D.C.
Baltimore
Richmond
Philadelphia
Mid-Atlantic:
% of Total NOI: 20%
Boston
New York
Northeast:
% of Total NOI: 19%

(1) As of June 30, 2019, except otherwise noted. Development includes wholly-owned homes and MetLife joint ventures at UDR's pro-rata ownership interest. NOI totals may not add to 100% due to rounding.
(2) As of August 28, 2019.
Source: Company documents.

Capital Deployment/Sourcing:

- Year-to-date, the Company has acquired or announced the pending acquisition of **21 operating communities for $1.8 billion** and $67 million in under-development communities/land sites; funded by new equity issued at a wtd. avg. 5% premium to NAV, JV dispositions and low-cost debt at a wtd. avg. 3.2% rate.
- Recent transactional activity includes:
  - The announcement of a $1.8 billion transaction with MetLife wherein the Company will purchase 10 operating communities and other assets, and will sell five communities to MetLife, out of the UDR/MetLife Joint Venture. The **Company's total cash outlay will be ~$105 million**. Details on page 21.
  - The acquisition of The Commons at Windsor Gardens, a 914-home community in Norwood, MA, for $270 million. Details on page 20.
- Overview of capital deployment and sourcing since December 2018.
  - Issued $962 million in new equity at a **weighted average 5% premium to consensus NAV**.
  - Issued $700 million of long-term unsecured debt at a weighted average effective rate of 3.21% and prepaid $300 million of 3.7% unsecured debt.
  - In total, raised $1.36 billion in net new capital, to fund acquisition cash outlays totaling $1.35 billion.
  - **Estimated 2020 FFOA accretion of $0.02-$0.03 or 1.0%-1.5%** excluding ~$0.01 of fair market value ("FMV") debt adjustments.

Operating Results:

- Year-to-date same-store revenue growth through the second quarter was 3.7%. The 3.7% midpoint of the Company's same-store revenue growth guidance range is the **highest in the sector**. QTD occupancy has averaged >96.8%.

Operating Platform:

- Continue to implement our Next Generation Operating Platform including SmartHome installations and other infrastructure buildout, which will drive controllable operating margin[(1)] expansion and improve customer satisfaction/employee engagement.

FFO as Adjusted Per Share Growth

- Year-over-year FFO as Adjusted per share growth in 1H19 was a robust 5.8%.

(1) Includes personnel, utilities, repair and maintenance and administrative and marketing costs.

The public REIT space is an institutionally accepted asset class with over $1.2T in market cap and has 86 companies with market caps over $3B. REITs have historically served as a strong inflation hedge, have direct exposure to large-scale drivers of the U.S. economy, and have differentiated lease durations, risk profiles and industry exposures.

REIT Basics[(1)]	Key Driver	Public REIT's >$3B Market Cap	Total Market Cap ($B)	% of R.E. Owned by REITs	Lease Duration	Avg. 2020 FFO Multiple	'15-YTD '19 Avg. Ann. TSR
Apartments	Demographics	**7**	**$130**	**5-10%**	**Short**	**21.4x**	**11%**
Self-Storage	Demographics	4	76	10%	Short	22.9x	13%
Lodging	Business Activity	9	65	5-10%	Short	10.5x	1%
Industrial	E-Commerce	10	112	5-10%	Medium	23.1x	18%
Malls	Consumer	2	56	80%	Long	10.8x	(3)%
Health Care	Baby Boomers	10	125	No Est.	Long	17.3x	8%
Strip Centers	Consumer	5	54	10%	Long	14.3x	0%
Office	Employment	14	123	5-10%	Long	16.2x	4%
Other[(2)]	Misc.	25	468	No Est.	Variable	20.9x	16%
Total/Wtd. Avg.		**86**	**$1,210**			**18.8x**	**11%**
S&P 500						**16.3x**	**11%**

REITs have come a long way since the early 1990s, growing in both number and prominence….


$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
200
180
160
140
120
100
80
60
40
20
0
182
$1,210
1990
1998
2006
2014
Market Cap ($B, lt. axis)
# of Public REITs (rt. axis)

And, REITs comprise significant weightings across numerous indices, including the S&P 500.


18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
16%
12%
10%
7%
7%
4%
4%
3%
R2500 Value
R2000 Value
S&P 400
S&P 600
R2000
R3000
R1000
S&P 500

(1) Data as of August 26, 2019.
(2) Other category includes Manufactured Homes, Student Housing, SF Rental, Net Lease, Diversified, Land, Data Centers, Cell Towers and Timber.
Source: Nareit, Evercore ISI, Green Street Advisors and BMO Capital Markets.

Over the past 20 years Equity REITs have generated better relative TSR versus the broader market in over half of the 3-year rolling measurement periods; all while providing investment diversification (low correlation to broader market returns).


Rolling 3-Year Annualized TSR(1)
54% of the time, the Nareit Equity Index has outperformed the S&P 500 on a rolling 3-Year TSR basis.
58% YOY TSR correlation between the two datasets since 1999.
30%
20%
10%
0%
(10)%
(20)%
(30)%
Avg. Outperformance: +12%
Avg. Underperformance: (8)%
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Equity REIT Underperformance vs. S&P 500
Equity REIT Outperformance vs. S&P 500

Dividend reinvestment has comprised nearly 65% of REITs' TSR over the same time period, providing a level of stability and durability to REIT returns that the broader market cannot match.


Avg. Dividend Yield(1)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.0%
1.8%
REIT
S&P 500


Dividend Reinvestment as a % of TSR(1)
70%
60%
50%
40%
30%
20%
10%
0%
63%
36%
REIT
S&P 500

(1) Data from August 1999-August 2019.
Source: Nareit and Factset.

WHY APARTMENT REITS?

Apartment REITs have outperformed other REITs and the broader market by a wide margin over the past 20 years. This outperformance has been driven by (1) an ongoing shortage of U.S. housing, (2) better LT NOI growth/lower cap ex than most other REIT sectors, (3) the sector's status as a necessary, non-discretionary expense, and (4) a higher propensity to rent from Millennials/Baby Boomers, the two largest U.S. population cohorts.

Total Shareholder Return (indexed at 100 in August 1999)(1)



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
1,200.00
1,000.00
800.00
600.00
400.00
200.00
0.00
12.2% Nareit Equity Apartments Index CAGR
10.6% Nareit Equity Index CAGR
6.1% S&P 500 CAGR
Apartment REITs have significantly outperformed over time.
1,013
765
328
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017

Apartment REITs have also consistently outperformed other REITs over the majority of the 3-year rolling measurement periods over the past 20 years; albeit with relatively minimal diversification benefits.

Rolling 3-Year Annualized TSR(1)

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **91% YOY TSR correlation** between the two datasets since 1999.



15%
10%
5%
0%
(5)%
(10)%
(15)%
Avg. Outperformance: +5%
Avg. Underperformance: (4)%
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Apt. REIT Underperformance vs. Equity REITs
Apt. REIT Outperformance vs. Equity REITS

(1) Data from August 1999-August 2019.
Source: Nareit and Factset.

WHY UDR?

Strategy: Our primary goals are to consistently **generate above-peer average TSR** while **considering our stakeholders and the environments we operate in.** The attributes below aid us in executing these objectives.

OPERATING EXCELLENCE

- Generate above-peer median same-store growth.
- **Next Generation Operating Platform:** Enhance controllable operating margin via innovative technological solutions.
- Improve Resident Satisfaction.

PORTFOLIO DIVERSIFICATION

- Reduces MSA-concentration risk/same-store growth volatility and appeals to a wide renter/investor audience.
- More "degrees of freedom" to implement our best-in-class operating and capital allocation platforms.


NAV/sh Growth
Strong Corporate Citizen
Dividend/sh Growth
AFFO/sh Growth
Total Shareholder Return

BALANCE SHEET STRENGTH

- Maintain a safe, liquid and flexible balance sheet that can fully fund our needs throughout the real estate cycle.

CULTURE AND ESG

- Promote an innovative, inclusive culture where associate engagement is high, sustainability is more than a catch phrase and top-notch customer service is a central focus.

ACCRETIVE CAPITAL ALLOCATION

- Invest in and pivot to the best risk-adjusted return opportunities.
- Predictive analytics influence investments.

FULL-CYCLE INVESTMENT

UDR has historically generated above-peer median same-store NOI growth due to its **best-in-class operations,** with lower volatility resulting from its **diversified portfolio**. These, when combined with a **wide variety of accretive capital deployment opportunities** and an **investment grade balance sheet** to support growth, make UDR a **full-cycle investment**.

Operating Excellence and Portfolio Diversification


More
Portfolio Diversification
Less
Better
Operations / MSA Selection
Worse
Annual Avg. SS NOI Growth(2)
3.8%
3.4%
3.0%
2.6%
2.2%
1.8%
1.4%
UDR
Peer Median(1)
Peers
3.0%
3.5%
4.0%
4.5%
5.0%
5.5%
6.0%
SS NOI Growth Volatility(2)

Accretive Capital Allocation

- Acquisitions
- Dispositions
- Development
- Developer Capital Program ("DCP")
- Redevelopment
- NOI-Enhancing Cap Ex
- Share Repurchases

Investment Grade Balance Sheet[3]

- $19.9 Billion Enterprise Value
- 32% Consolidated Debt-to-BV
- 5.4x Consolidated Net Debt-to-EBITDAre
- 85% of Debt Unsecured
- 89% of NOI Unencumbered
- Rated BBB+/Baa1 (S&P/Moody's)
- Strong 3-Year Liquidity Profile

(1) Peer median includes AIV, AVB, CPT, EQR, ESS and MAA.
(2) Data from 2000-2Q 2019. Volatility calculated as standard deviation of SS NOI growth over time.
(3) Data as of June 30, 2019 except Enterprise Value which is as of August 28, 2019.
Source: Company and peer documents and Factset.

The Result: Our strong same-store NOI, FFO as Adjusted, dividend and NAV per share growth rates compare well versus peer-median growth and have driven robust relative total shareholder return over the past five+ years.


UDR Per Share Growth (indexed at 100 at YE 2013)(1)
SS NOI
FFO as Adj./sh Growth
Dividend/sh Growth
NAV/sh Growth
4.9% UDR SS NOI CAGR vs. Peer Med. of 4.1%
6.8% FFO as Adj./sh CAGR vs. Peer Med. of 5.5%
6.5% Dividend/sh growth CAGR vs. Peer Med. of 6.5%
7.5% NAV/sh CAGR vs. Peer Med. of 7.9%
154
148
146
134
170
160
150
140
130
120
110
100
90
2013
2014
2015
2016
2017
2018
2019E


Total Shareholder Return (indexed at 100 at YE 2013)(2)
UDR
NAREIT Apart Index
NAREIT Equity Index2
S&P 500
17.4% UDR TSR CAGR
15.5% Nareit Apartment Index TSR CAGR
10.7% Nareit Equity Index TSR CAGR
10.0% S&P 500 Index TSR CAGR
248
227
178
172
270
250
230
210
190
170
150
130
110
90
2013
2014
2015
2016
2017
2018

(1) 2019 estimates represent mid-points of UDR's and peers' guidance.
(2) Data as of August 28, 2019.
Source: Company and peer documents and forecasts, Green Street Advisors, Nareit and Factset.



Key Business Areas



The Residences at Pacific City | Huntington Beach, CA

Our operating platform is founded on (1) efficiently pricing our apartment homes while controlling expense growth (i.e., **blocking and tackling**), and (2) implementing innovative initiatives that boost our top-/bottom-lines (i.e., **innovation**) to drive SS outperformance as well as incremental controllable operating margin expansion. Our outsized percentage of "market wins[1]" and strong SS NOI growth versus peers showcase our successful execution of these attributes.

UDR has, on average, **generated the highest SS revenue growth in 21% more markets than peers[2]** since 2008.


UDR
Peer Avg.
60%
50%
40%
30%
20%
10%
0%
49%
44%
34%
29%
31%
40%
32%
21%
38%
48%
50%
41%
16%
16%
14%
22%
18%
13%
20%
20%
16%
16%
16%
21%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
YTD 2019

Blocking and Tackling

UDR avg. SS NOI growth **without** margin-enhancing initiatives is similar to peer median growth **with** initiatives:

4.2% (UDR) vs. 4.3% (Peer Median)

Innovation

Better-than-peer median growth **after adding** margin-enhancing initiatives (+90 bps annually):

5.1% (UDR) vs. 4.3% (Peer Median)

UDR vs. Peer Median[3] SS NOI Growth


Peer Median
UDR
90 bps in annual avg. additional NOI growth from initiatives.
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.3%
5.1%
4.2%
2014-2018 Avg.

(1) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a UDR market during a quarter.
(2) Peer average includes large publically traded apartment REITs. As measured from 2008–2Q 2019.
(3) Peer median includes AIV, AVB, CPT, EQR, ESS and MAA.
Source: Company and peer documents.

OPERATING EXCELLENCE

Innovation: UDR has a history of innovative operating initiatives that increase our SS growth rates and expand our controllable operating margin. We continuously implement new long-lived initiatives that contribute to recurring, outsized growth within our markets and are made successful by the innovative, empowering culture that our associates have created.

"Other Income" Initiatives

Year	Initiative	Type	Description	2014-2Q19 Contribution to SS NOI Growth ($M)
2014	**Inside Sales / Renewals**	Rev	Corporate teams assist site teams on leads and renewals – occupancy ↑	$3.5
2014	**Service 2.0**	Exp	Increase maintenance efficiencies through usage of smart devices	$2.6
2014	**Reduce Vacant Days**	Rev / Exp	Reduce turn times and proactively pre-lease more apartments	$3.0
2015	**Parking**	Rev	Charge for suburban, guest, reserved, etc. parking	$7.3
2016	**Package Lockers**	Rev / Exp	24 hour access to retrieve packages. Reduces associate time spent servicing packages.	$0.7
2017	**ST Furnish. Rentals**	Rev	Provide furnished rentals for 30+ day leases.	$5.8
2018	**Comm. Area Rentals**	Rev	Rent common area spaces to residents and non-residents.	$0.4
'14-2Q19 Total	**Additional NOI Created since 2014**			**$25.8**
'14-2Q19 Total	**Incremental Value Created ($M)[(1)]**			**$470-$570**

Initiatives Still Growing at Strong Rates

'18-'21 → **The Next Generation Operating Platform** – See Page 14

(1) Value created range calculated using a 4.5%-5.5% cap rate range.
Source: Company documents.

OPERATING EXCELLENCE

Next Generation Operating Platform: UDR will continue to implement a variety of technological and process initiatives over the next 3-5 years to generate greater efficiencies, further expand our controllable operating margin, and increase resident satisfaction and employee engagement.

Phase 1 (2018-2020) →

- **Outsource and centralize repetitive, non-customer facing tasks** at the site level (i.e., resident turns, administrative functions, etc.).
- Invest in and install SmartHome technology (e.g., keyless locks controllable from a mobile app, "learning" thermostats, smart light switches, water leak detectors).
- **Installed SmartHome technology packages** in ~22,000 homes to-date, generating an average year-1 cash-on-cash return of 25-30%.

Phase 2 (2020-2021) →

- **Develop an enhanced suite of self-service options** for current and future residents **via a resident app** that will be available on smart devices (e.g. self-guided touring, on-line notices to vacate, etc.).
- Currently **utilizing no-tech self-touring at over 100 communities** in a variety of markets with positive feedback.
- **Initial roll-out of self-service technology package is expected by early 2020**.

Phase 3 (2020-2023) →

- **Big Data:** Analyze the internal data we collect to better price our apartments and operate our communities.

Source: Company documents.

Next Generation Operating Platform (cont'd): To-date, we are seeing strong returns from Phase 1 and the initial implementation of other "next generation" operating initiatives as outlined on page 14. How we will measure our "success" moving forward is highlighted below.

Successes To-Date ("Success Metrics" benchmarked to 2Q18 levels)

- Reduced site-level employee count by 11% through natural attrition.
- Resident Satisfaction/Net Promoter Scores(1) are up 12% to 33.0.
- Employee Engagement remains high.
- **Combined, these have contributed to,**

An expanding controllable op. margin(2)... ...And lower resident turnover.

TTM SS Controllable Op. Margin(2)


84.4%
84.3%
84.2%
84.1%
84.0%
83.9%
83.8%
83.7%
55 bps of expansion since 2Q18.
2Q18
3Q18
4Q18
1Q19
2Q19

TTM SS Turnover


49.8%
49.6%
49.4%
49.2%
49.0%
20 bps lower since 2Q18.
2Q18
3Q18
4Q18
1Q19
2Q19

Market-level controllable operating margins have also expanded.

TTM SS Controllable Operating Margin(2) – Markets below comprised 67% of SS NOI in 2Q19

	Wash., D.C.	San Fran Bay Area	Orange County	NYC	Boston	Seattle
2Q18	81.9%	87.1%	86.8%	85.4%	84.7%	83.5%
2Q19	82.5%	87.6%	86.8%	86.1%	86.0%	84.4%
Expansion (bps)	**65**	**45**	**-**	**65**	**125**	**90**

(1) Net Promoter Scores measure our customers' loyalty on a -100 to +100 scale.
(2) Includes personnel, utilities, repair and maintenance and administrative and marketing costs.
Source: Company documents.

OPERATING EXCELLENCE - TRENDS

Same-Store blended lease rate growth remains healthy.

	% SS NOI	Effective YOY Blended Rate Growth		Annualized YTD SS Turnover as of August 28th	
Market	2Q19	SS QTD 3Q19[2]	SS QTD 3Q18[2]	YTD 2019	YTD 2018
Washington, D.C.	19.1%	3.1%	2.8%	46.3%	46.3%
Orange County	13.5%	1.9%	2.6%	60.9%	58.9%
San Francisco Bay Area	13.3%	4.3%	6.0%	58.1%	53.9%
Seattle	8.8%	6.7%	5.8%	54.0%	52.7%
New York	7.2%	2.7%	0.6%	39.1%	48.8%
Boston	5.1%	4.1%	5.4%	55.8%	55.0%
Los Angeles	4.3%	2.5%	4.2%	49.8%	55.3%
Orlando	4.1%	5.4%	7.0%	53.4%	52.9%
Monterey Peninsula	3.8%	6.9%	8.4%	43.2%	43.9%
Tampa	3.7%	4.4%	5.4%	57.2%	55.5%
Nashville	3.7%	4.3%	2.8%	51.6%	50.6%
Dallas	3.3%	3.2%	1.5%	52.9%	56.8%
Total / SS Wtd. Avg.	**100.0%**	**3.8%**	**3.7%**	**52.1%**	**52.4%**



The Preserve at Gateway | Tampa, FL



Peridot Palms | Tampa, FL

(1) Blended lease rate growth is representative of UDR's historical quarterly SS portfolios and not current same-store pools.
(2) July 1, 2019 through August 28, 2019 or July 1, 2018 through August 28, 2018.
Source: Company documents.

PORTFOLIO DIVERSIFICATION

Our diversified portfolio, as defined by geographic mix, price point and location within markets, is a differentiating factor versus peers, appeals to a wide renter and investor audience and lessens volatility in our long-term same-store growth. Diversification is a key driver of our status as a full-cycle investment, with MSA selection influenced by predictive analytics.

UDR's Diversified Portfolio[1]

Markets: 20	**Communities:** 168	**Total Homes:** 50,829	**SS Homes:** 38,177
A/B Quality: ~55%/45%		**Urban/Suburban Mix:** ~45%/55%	



Portfolio-Wide Rental Rate Differential(1,2)
100%
80%
60%
40%
20%
More Diversified
Less Diversified
40%
50%
60%
70%
80%
90%
100%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

UDR Diversification in Major Markets[1]

Market	% Total NOI	Urban / Suburb.	A / B-Quality
Wash., D.C.	15.6%		
Orange Cty	13.8%		
SF Bay Area	11.9%		
New York	10.0%		
Boston	8.5%		
Seattle	8.4%		

Market	% Total NOI	Urban / Suburb.	A / B-Quality
Los Angeles	4.5%		
Tampa	3.6%		
Dallas	3.5%		
Orlando	3.2%		
Nashville	2.9%		

Urban · Suburban · A-quality[3] · B-quality[3]

(1) Data as of June 30, 2019. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Price point differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) A-quality is defined as having average community rent > 120% of market average rent. B-Quality = > 80% and < 120%.
Source: Company and peer documents and AxioMetrics.

ACCRETIVE CAPITAL ALLOCATION

Our ability to adapt and pivot our investment focus toward opportunities that generate the highest risk-adjusted IRR and which can be funded accretively, is central to UDR's capital allocation strategy. We have a full suite of options including:

ONE-OFF/PORTFOLIO ACQS.



One William | Englewood, NJ

- Complete complicated portfolio acquisitions or value-add one-offs.
- Announced acq. of 21 operating assets for $1.8B YTD in 2019.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Ground up wholly-owned or JV development.
- $32M pipeline; 26% funded.
- Future dev. in Wash., D.C., Dallas, SF Bay Area and Denver.

DEVELOPER CAPITAL PROGRAM


CITYLINE

CityLine I | Seattle, WA

- Provide capital to third-party developers for assets in markets we want to expand in.
- $255M of committed capital to 9 projects; ~84% funded.

REDEVELOPMENT



View 34 Lobby | New York, NY

- Redevelopment, densification and unit additions.
- 10 Hanover Square (NYC) and Garrison Square (Boston) to be redev-ed in '19/'20 for $36M.

OPERATING PLATFORM



SmartHome Technology Package

- $25-$35M est. spend in '19/'20 on SmartHome technologies.
- $25-$35M est. spend in '19-'21 on Operating Platform enhancements.

NOI-ENHANCING CAP EX



Tierra Del Rey Bathroom Remodel | L.A., CA

- Freshen up communities when IRRs meet internal hurdles.
- Spend $40-$45M annually.

Source: Company documents.

Historically, we have created significant value through development, DCP and acquisitions.

2014-2018 Investments

Development	Acquisitions	DCP
Cost: $1.7B	Cost: $1.8B	Life-to-Date Committed Capital: $503M
↓	↓	↓
Current Value Excl. 2014-2018 Market Growth: $2.4B	Current Value Excl. 2014-2018 Market Growth: $1.91B	Life-To-Date Income Realized: $65M
↓	↓	↓
Value Created in Excess of Market: $630M	**Value Created in Excess of Market:** $112M	**IRR on 4 Acquired Communities:** 12.6%

Our adaptive capital allocation and funding strategies, wherein we actively pivot to investments with the best risk adjusted returns and sources with the greatest investment accretion, will fuel value creation moving forward.

UDR Capital Allocation During the Apartment Cycle ($M)



UDR Prem./(Disc.) to NAV (lt. axis)
Net Acquisitions (rt. axis)
Dev. Pipeline (rt. axis)
Dev. Capital Program (rt. axis)
Net seller of assets at NAV to fund growing dev. pipeline when equity traded at a disc.
Utilized premium priced equity to fund acquisitions (NYC, Boston, West Coast) and expand dev. pipeline.
Reduced size of dev. pipeline as returns compressed.
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$1,750
$1,250
$750
$250
($250)
($750)
($1,250)
($1,750)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Continued to fund dev. pipeline and new DCP investment (high risk-adjusted return) with asset sales at NAV.
Expanded DCP to take advantage of best risk-adjusted investment return.
YTD '19, acquired/will acquire $1.8 billion of operating assets with premium priced equity.

Source: Company documents and FactSet.

ACCRETIVE CAPITAL ALLOCATION

Recently, acquisitions have driven our growth due to our strong cost of capital and accretive opportunity set. Upside, beyond market growth, is driven by market selection via predictive analytics, deal sourcing acumen, core operations, and the overlaying of our Next Generation Operating Platform; all of which help to generate IRRs exceeding our WACC.

YTD Announced Acquisitions: 21	**Homes:** 7,073	**Value ($B):** $1.8

'20 FFOA Est. Accretion	Operational Upside	Portfolio Diversif.	Predictive Analytics
✓	✓	✓	✓
• $0.02-$0.03 or 1.0%-1.5% growth excl. FMV debt adj. for MetLife transaction.	• Wtd. Avg. Yr-1 NOI Yield: **~5%** • Wtd. Avg. Yr-2 NOI Yield: **Mid 5%**	• Urban/Suburban Mix: **21%/79%** • 10 Markets • Wtd. Avg. Walk Score: **58** • Wtd. Avg. Age: **11**	• Nearly all acquisition markets ranked in top-1/3 for fwd 10-yr rent growth.

One William – Englewood, NJ (185 homes)



Purchase Price ($M):	**$84**	**Yr-1 Proj. NOI Yield:**	**Mid-4%**
Value Creation:	**Funding:** Equity at a premium to NAV **Submarket:** Predictive Analytics (MSA), easy access to NYC jobs base, high-priced homes, high walkability (94), rents are 50% below Manhattan **Operations:** Smart-Home installations, Next Generation Operating Platform overlay, common area rentals		
Yr-2 Proj. NOI Yield.	**High-4%**		

The Commons at Windsor Gardens – Norwood, MA (914 homes)


COMMONS
COMMONS

Purchase Price ($M):	**$270**	**Yr-1 Proj. NOI Yield:**	**~5%**
Value Creation:	**Funding:** Equity at a premium to NAV **Submarket:** Predictive Analytics (MSA), easy access to CBD Boston, "Meds/Eds" jobs, dedicated train stop, affordable, rents are 40% below downtown Boston **Operations:** Occupancy upside, ops initiatives, parking fees, sub-meter installs, K&B upgrades, future densification		
Yr-2 Proj. NOI Yield.	**Low-to-Mid 5%**		

Source: Company documents.

UDR/MetLife JV Transaction: The Company recently announced a transaction, involving 15 operating communities, one community under construction and development land sites, that will effectively halve the size of the existing 50%/50% JV. The transaction is scheduled to close in 4Q19 subject to customary closing conditions.

Transaction Details

- Total FMV of transaction at 100% is $1.76B.
- UDR's cash outlay will total ~$105M.
- UDR will acquire $1.1B ($557M at UDR's share) at a low-5% cap rate and MetLife will acquire $645M ($323M at UDR's share) at a high-4% cap rate.
- Additional transaction details are available in a press release on ir.udr.com issued in conjunction with the announcement.

Transaction Benefits

- Est. to be **$0.01 to $0.02 accretive** to 2020 FFOA per share, inclusive of FMV debt adjustments.
- Replaces lower-multiple management fee income with **higher-multiple real estate income** at an attractive price while also minimizing cash needs.
- 100% ownership provides **operational upside** and capital improvement opportunities.
- **Simplifies UDR's structure** and halves the Company's pro-rata JV NOI contribution to approximately 5% of total NOI versus a previous 10% based on the Company's second quarter results.
- Provides potential **development value creation** through acquisition of land sites and in-progress development at Vitruvian Park in Dallas.
- Assumption of debt associated with the transaction maintains a **well-laddered maturity profile** and extends duration.
- **Enhances portfolio diversification** and reduces exposure to higher-supply markets in 2020.



Crescent Falls Church | Washington, D.C.



Vitruvian Park | Metro Dallas, TX



Lenox Farms | Boston, MA

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

Since 2013, our Developer Capital Program, whereby we provide capital to 3rd-party developers, has provided an accretive, cost-effective way to gain access to newly constructed multifamily communities in targeted markets while also generating strong risk-adjusted returns and current income.

To-Date DCP Investment Lifecycle (2013-2Q 2019)

Markets: 12	Communities: 16	Total Homes: 4,264	Life-To-Date Committed Capital: $503M

Historical Investments Completed

4 of 6 Communities Purchased

Homes:	1,003
Blended Inv. ($M):	$412
Wtd. Avg. NOI Cap Rate	Low-5%
Wtd. Avg. IRR:	12.6%
Realized Income ($M):	$28



Steele Creek | Denver, CO



Parallel | Anaheim, CA



CityLine | Seattle, WA



CityLine II | Seattle, WA

2 of 6 Communities Sold

Homes:	610
Investment ($M):	$58
Wtd. Avg. IRR:	7.6%
Realized Income ($M):	$7

Current Investments[1]


Portland
San Francisco Bay Area (3)
Los Angeles Area
Philadelphia
Metro Washington, D.C.
Nashville
Orlando

Homes:	2,358
Committed Inv. ($M):	**$255**
% Funded:	~84%
Wtd. Avg. Duration (Months):	39
% of Inv. $ With Profit Participation/Option:	59%
Wtd. Avg. Yield:	10.2%
Life-To-Date Income($M)	$30

(1) Excludes OLiVE DTLA.

Source: Company documents.

BALANCE SHEET STRENGTH

Our balance sheet is safe, liquid and flexible. We are comfortable with our credit metrics, maturity profile, three-year liquidity outlook, available LOC capacity and the efficient pricing they provide.

2Q 2019 UDR BALANCE SHEET STATS		
Consolidated Debt-to-Gross Asset Value	**32.1%**	Safely investment grade
Consolidated Net Debt-to-EBITDAre	**5.4x**	Safely investment grade
Consolidated Fixed Charge Coverage	**4.9x**	Safely investment grade
% of NOI Unencumbered	88.9%	
Avg. Debt Duration (Yrs.)	4.9	Well laddered maturity schedule
% of Debt Maturing in Next 3 Yrs.	25.6%	Well laddered maturity schedule
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	Translates into efficient pricing

SOURCES AND USES

Our funding flexibility emanates from our access to a wide variety of capital sources, through which we fund our business and growth opportunities.

UDR'S CAPITAL SOURCES



Priced
Not Attractively
Attractively
Source in Size
Yes
No
Asset Dispositions
Common Equity
Unsecured Debt
Secured Debt
JV Capital
Line of Credit
Commercial Paper
Preferred Equity

UDR'S CAPITAL USES



Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
Developer Capital Program
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Source: Company documents.

CULTURE AND ESG

UDR's culture is innovative, empowering and rewards success. Reporting on our ESG initiatives has ramped up in 2019.

Associate Engagement

- 97% of associates are proud to work for UDR.
- 87% of associates feel that people from diverse backgrounds can succeed at UDR.
- 84% of associates feel that UDR is innovative.

Resident Satisfaction

- Increased resident loyalty scores (NPS) by 12% since 2Q18.
- Reduced annualized YTD resident turnover by 10 bps YOY in 2Q19.
- Increased online reputation scores by 35% over the past four years.

ESG (Environmental, Social, Governance)

- Continue to implement systems to track ESG progress.
- Participated in Global Real Estate Sustainability Benchmark ("GRESB") in 2019.
- Published a Corporate Responsibility report in 2019.

Environmental

- Completed 138 energy / utility reduction projects since 2016.
- 38% more auto charging stations than in 2017.
- 19 development projects have obtained sustainability certifications over the past 8 years.

Social

- 40% of the Company's associates participated in community service days in 2018, volunteering ~2,050 hours.
- UDR associates completed ~60,000 hours of on-line training in 2018.
- Women comprise 40% of UDR's workforce.

Governance

- Had 393 in-person interactions with investors in 2018.
- Recently added proxy access and shareholder bylaw amendments.
- 4 independent directors (50%) added since 2014.
- 25% of BOD seats held by women.

Source: Company documents.

2019 GUIDANCE[1]



Arbors at Lee Vista | Orlando, FL

EARNINGS PER SHARE GUIDANCE	3Q 2019E	FY 2019E
Income/(loss) per wtd. avg. common share, diluted	$0.09 to $0.11	$0.74 to $0.77
FFO per common share and unit, diluted	$0.50 to $0.52	$2.08 to $2.11
FFOA per common share and unit, diluted	$0.51 to $0.53	$2.06 to $2.09
AFFO per common share and unit, diluted	$0.46 to $0.48	$1.90 to $1.93
Annualized Dividend per common share and unit		$1.37

SAME-STORE GUIDANCE		FY 2019E
Revenue growth		3.40% to 4.00%
Expense growth		2.50% to 3.00%
NOI growth		3.75% to 4.50%
Physical occupancy		96.8% to 97.0%

SOURCES OF FUNDS ($M)		FY 2019E
AFFO in excess of dividends		$168 to $177
Sales proceeds, LOC draw/pay down and debt		$750 to $975
Equity issuance		$662
Cash and cash equivalents		$185

USES OF FUNDS ($M)		FY 2019E
Debt maturities incl. of principal amortization		$(373)
Development spending and land acquisitions		$(90) to $(125)
Redevelopment and other non-recurring		$(25) to $(35)
Operating Platform		$(35) to $(45)
Developer Capital Program		$(35) to $(45)
Acquisitions		$(1,215) to $(1,325)
NOI-enhancing capex and K&Bs		$(40) to $(45)

(1) As of August 30, 2019.
Source: Company documents.

Apartment Demographics and Fundamentals


Crescent Hgts Bl
McCarthy Vista
Wilshire Bl

Vision on Wilshire | Los Angeles, CA

Long-term demographics remain strong for apartments. Domestically born age cohorts <20 years old are, on average, 325K larger than the primary renter cohorts aged 20-34 years. Whether the "population wave" continues unabated will depend on the intensity of foreign born growth as younger cohorts mature.


U.S. Population by Age Cohort (M)
Domestically Born
Foreign Born
The Pig in the Python: Younger age cohorts are sizeable and will continue to grow via immigration. Strong LT trend for renter growth.
24
22
20
18
16
14
12
10
Primary renter cohort.
Increasingly important renter cohorts.
Years Old:
5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

Propensity to rent is significantly higher across all age cohorts and in many of UDR's largest markets since the previous housing peak in the mid-2000s.


Propensity to Rent by Age Cohort
2Q19 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
77.5%
946
872
659
318
59.6%
37.1%
25.9%
80%
70%
60%
50%
40%
30%
20%
10%
1,000
800
600
400
200
0
Years Old:
< 25
25-34
35-49
>50


Propensity to Rent by Major UDR MSA
2007
2Q19 TTM
55%
50%
45%
40%
35%
30%
25%
37%
49%
50%
39%
31%
42%
46%
35%
Wash., D.C.
SF Bay Area
NYC
Boston

Source: U.S. Census Bureau.

Renter household ("HH") formation has outpaced owner formation since the mid-2000s. But, the U.S. is not producing enough housing to satisfy HH growth. 23% fewer total housing units are forecast to be completed in 2019 than in 2001 despite 17% HH growth over that time period and forecasts that indicate 4.6 million additional apartments will be needed by 2030. Single-family affordability has also become increasingly strained.

Household Growth by Type (000s)


YOY Owner HH Formation
YOY Renter HH Formation
YOY Total Housing Completions
SF Affordability (rt. axis)
More Affordable
Less Affordable
Owner Nation
Renter Nation
2,200
1,700
1,200
700
200
(300)
(800)
80
70
60
50
40
30
20
10
0
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019E

Other impediments to homeownership that are beneficial to rentership include changes in lifestyle preferences, which are long-cycle, and rising student debt balances. Unbundling younger households should also help.



Peak home-buying age ↑ to 33 from 29 in the 1970s.



Avg. age of marriage ↑ to 28 from 22 in the 1970s.



48% of Millennials have zero down payment savings.


Total Student Debt Outstanding ($T, rt. axis)
% of 18-34 Y.O. Living with Parents (lt. axis)
LT Avg. 18-34 Y.O. Living with Parents (lt. axis)
Returning to the LT average of 29% equates to 1.6 million additional households.
27%
32%
$0.4
$1.5
33%
32%
31%
30%
29%
28%
27%
26%
25%
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
YTD '19

Source: U.S. Census Bureau, Green Street Advisors, New York Federal Reserve, National Association of Homebuilders and AxioMetrics.

NEAR-TERM RENTAL DRIVERS

Similar to long-term, demographic drivers of rentership growth, near-term demand drivers such as employment and wage growth screen beneficial for apartments; especially in UDR's markets.

LTM Employment + Wage Growth (Total Income Growth)


National
UDR Markets
5.9%
6%
5%
4%
3%
2%
1%
0%
(1)%
(2)%
(3)%
5.0%
2008 2009 2010 2010 2011 2012 2012 2013 2014 2014 2015 2016 2016 2017 2018 2018 2019

The majority of markets where we have the greatest exposure are generating total income growth in excess of (green-colored percentages below) or in-line with (blue-colored) the national average.

Total Income Growth in UDR's Largest Markets


10%
8%
6%
4%
2%
0%
3.3%
2.5%
0.8%
5.0%
3.6%
1.3%
5.4%
2.5%
2.9%
5.2%
3.9%
1.2%
2.9%
2.1%
0.8%
10.9%
8.2%
2.5%
8.7%
7.6%
1.1%
9.8%
5.9%
3.7%
5.7%
3.4%
2.3%
9.3%
6.3%
2.9%
5.9%
4.0%
1.8%
5.0%
3.2%
1.7%
Wash., D.C.
Orange Cty
SF Bay Area
NYC
Boston
Seattle
L.A.
Orlando
Tampa
Nashville
UDR SS Wtd. Avg.
National
TTM Job Growth
TTM Wage Growth

NEAR TERM RENTAL DRIVERS

Working to counteract the strong employment environment is elevated new apartment supply. 2019 national deliveries are expected to be relatively stable-to-slightly increasing versus 2018 after construction slippage is factored in. At a more granular level, only 4% of anticipated 2019 national deliveries (per third-party estimates) are expected be within 1-mile of a UDR community.

2019 National Deliveries: 309K homes

↓

UDR's Markets: 125K homes / 40% of National

↓

UDR's Submarkets: 35K homes / 11% of National

Within 1-Mile: 13K / 5%

We triangulate between third-party delivery estimates, permit regression, and input from our associates in the field to assess likely market-level supply fluctuations over the year ahead. Outlined below are our assessments for 2019.

YOY Decrease

- Baltimore
- Nashville
- Tampa

Stable YOY

- Dallas
- Denver
- Monterey Peninsula
- Orange County
- Orlando
- San Diego

YOY Increase

- Austin
- Boston
- Inland Empire
- Los Angeles
- Metro D.C.
- New York
- Philadelphia
- Portland
- Richmond
- SF Bay Area
- Seattle

Source: AxioMetrics and Company forecasts.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward looking statements. Such factors include, among other things, our ability to close the transaction with MetLife Investment Management on the terms and timing described in this presentation, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Chris Van Ens
cvanens@udr.com
720.348.7762

UDR Definitions and Reconciliations

September 2019



Leonard Pointe
NYC, NY

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Source: Company documents, Nareit and Green Street Advisors.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on page A-10 of this presentation.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income. Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt, and will enable investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street Advisors.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given day.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street Advisors.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	2Q 2019	YTD 2019
Income/(loss) from unconsolidated entities	$ 6,625	$ 6,674
Management fee	1,341	2,562
Interest expense	10,272	20,594
Depreciation	15,211	30,885
General and administrative	141	273
West Coast Development JV Preferred Return - Attachment 12(B)	(174)	(450)
Developer Capital Program - Other (excludes Alameda Point Block 11)	(4,683)	(8,655)
Other (income)/expense	324	243
NOI related to sold properties	(184)	(456)
(Gain)/loss on sales	(5,251)	(5,251)
Total Joint Venture NOI at UDR's Ownership Interest	$ 23,622	$ 46,419

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.875% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Source: Company documents, Nareit and Green Street Advisors.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided on page A-6 of this presentation.

In thousands	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Net income/(loss) attributable to UDR, Inc.	$ 35,619	$ 24,503	$ 82,139	$ 18,610	$ 20,601
Property management	8,006	7,703	7,280	7,240	7,057
Other operating expenses	2,735	5,646	3,952	3,314	2,825
Real estate depreciation and amortization	117,934	112,468	106,469	107,881	106,520
Interest expense	34,417	33,542	38,226	34,401	31,598
Casualty-related charges/(recoveries), net	246	-	(243)	678	746
General and administrative	12,338	12,467	10,955	11,896	12,373
Tax provision/(benefit), net	125	2,212	70	158	233
(Income)/loss from unconsolidated entities	(6,625)	(49)	(36)	1,382	2,032
Interest income and other (income)/expense, net	(1,310)	(9,813)	(1,660)	(1,188)	(1,128)
Joint venture management and other fees	(2,845)	(2,751)	(2,935)	(2,888)	(3,109)
Other depreciation and amortization	1,678	1,656	1,616	1,682	1,684
(Gain)/loss on sale of real estate owned, net of tax	(5,282)	-	(65,897)	-	-
Net income/(loss) attributable to noncontrolling interests	2,699	2,099	7,476	1,648	1,843
Total consolidated NOI	$ 199,735	$ 189,683	$ 187,412	$ 184,814	$ 183,275

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full year 2019 and third quarter of 2019 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2019	
	Low	High
Forecasted net income per diluted share	$ 0.74	$ 0.77
Conversion from GAAP share count	(0.07)	(0.07)
Net gain on the sale of depreciable real estate owned	(0.41)	(0.41)
Depreciation	1.75	1.75
Noncontrolling interests	0.06	0.06
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 2.08**	**$ 2.11**
Legal and other costs	0.01	0.01
Net gain on the sale of non-depreciable real estate owned	(0.02)	(0.02)
Cost associated with debt extinguishment	0.02	0.02
Casualty-related charges/(recoveries)	-	-
Joint venture development success fee	(0.01)	(0.01)
Promoted interest on settlement of note receivable, net of tax	(0.02)	(0.02)
Forecasted FFO as Adjusted per diluted share and unit	**$ 2.06**	**$ 2.09**
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	**$ 1.90**	**$ 1.93**

	3Q 2019	
	Low	High
Forecasted net income per diluted share	$ 0.09	$ 0.11
Conversion from GAAP share count	(0.01)	(0.01)
Net gain on the sale of depreciable real estate owned	(0.02)	(0.02)
Depreciation	0.43	0.43
Noncontrolling interests	0.01	0.01
Preferred dividends	-	-
Forecasted FFO per diluted share and unit	**$ 0.50**	**$ 0.52**
Legal and other costs	-	-
Cost associated with debt extinguishment	0.02	0.02
Casualty-related charges/(recoveries)	-	-
Joint venture development success fee	(0.01)	(0.01)
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.51**	**$ 0.53**
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	**$ 0.46**	**$ 0.48**

Source: Company documents, Nareit and Green Street Advisors.

Coverage Ratios		Quarter Ended June 30, 2019
Net income/(loss)	$	38,318
Adjustments:		
Interest expense, including costs associated with debt extinguishment		34,417
Real estate depreciation and amortization		117,934
Other depreciation and amortization		1,678
Tax provision/(benefit), net		125
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		20,232
EBITDAre	$	212,704
Casualty-related charges/(recoveries), net		246
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net		81
Net gain on the sale of non-depreciable real estate owned		(5,282)
(Income)/loss from unconsolidated entities		(6,625)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(20,232)
Management fee expense on unconsolidated joint ventures		(1,341)
Consolidated EBITDAre - adjusted for non-recurring items	$	179,551
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	718,204
Interest expense, including costs associated with debt extinguishment		34,417
Capitalized interest expense		1,236
Total interest	$	35,653
Preferred dividends	$	1,031
Total debt	$	3,870,589
Cash		(981)
Net debt	$	3,869,608
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.0x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.9x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**5.4x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net income/(loss) attributable to common stockholders	$ 34,588	$ 19,630	$ 58,080	$ 100,431
Real estate depreciation and amortization	117,934	106,520	230,402	214,656
Noncontrolling interests	2,699	1,843	4,798	9,312
Real estate depreciation and amortization on unconsolidated joint ventures	15,211	15,512	30,885	29,852
Cumulative effect of change in accounting principle	-	-	-	(2,100)
Net gain on the sale of unconsolidated depreciable property	(5,251)	-	(5,251)	-
Net gain on the sale of depreciable real estate owned	-	-	-	(70,300)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 165,181	$ 143,505	$ 318,914	$ 281,851
Distributions to preferred stockholders - Series E (Convertible) (1)	1,031	971	2,042	1,926
FFO attributable to common stockholders and unitholders, diluted	$ 166,212	$ 144,476	$ 320,956	$ 283,777
FFO per weighted average common share and unit, basic	$ 0.54	$ 0.49	$ 1.05	$ 0.97
FFO per weighted average common share and unit, diluted	$ 0.54	$ 0.49	$ 1.05	$ 0.96
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	304,696	291,885	302,998	291,968
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	308,322	296,475	306,596	296,553
Impact of adjustments to FFO:				
Promoted interest on settlement of note receivable, net of tax (2)	$ -	$ -	$ (6,482)	$ -
Legal and other costs (3)	-	625	3,431	625
Net gain on the sale of non-depreciable real estate owned	(5,282)	-	(5,282)	-
Casualty-related charges/(recoveries), net	246	806	261	1,815
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	81	-	227	-
	$ (4,955)	$ 1,431	$ (7,845)	$ 2,440
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 161,257	$ 145,907	$ 313,111	$ 286,217
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.52	$ 0.49	$ 1.02	$ 0.97
Recurring capital expenditures	(12,750)	(12,781)	(19,968)	(19,450)
AFFO attributable to common stockholders and unitholders, diluted	$ 148,507	$ 133,126	$ 293,143	$ 266,767
AFFO per weighted average common share and unit, diluted	$ 0.48	$ 0.45	$ 0.96	$ 0.90

See pages A-1 through A-11 for definitions and other terms.

(1) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three and six months ended June 30, 2019 and June 30, 2018. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(2) During the six months ended June 30, 2019, UDR earned a promoted interest of $8.5 million on the payment of a promissory note receivable from a multifamily technology company. The estimated tax provision on the payment was approximately $2.0 million.

(3) During 1Q19, UDR adopted ASU No. 2016-02, Leases (codified as ASC 842), which changed how UDR recognizes costs incurred to obtain resident and retail leases. Prior to adoption, UDR deferred and amortized over the lease term certain direct leasing costs. Under the updated standard, only those direct costs that are incremental to the arrangement may be deferred and any direct costs to negotiate or arrange a lease that would have been incurred regardless of whether the lease was obtained ("non-incremental costs") shall be expensed as incurred. The standard also provided a practical expedient whereby an entity need not reassess direct costs for any pre-existing leases upon adoption. As such, the adoption of the standard resulted in UDR expensing any new non-incremental costs as incurred and continuing to amortize the pre-existing non-incremental costs deferred upon adoption over the remaining lease terms. The impact for the six months ended June 30, 2019 for the amortization expense related to the pre-existing non-incremental costs was $1.1 million, which is backed out for FFO as Adjusted in Legal and other costs.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward looking statements. Such factors include, among other things, our ability to close the transaction with MetLife Investment Management on the terms and timing described in this presentation, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®